Exhibit 99.1

Press Release
AMERICAN AIRLINES ANNOUNCES ADDITIONAL SCHEDULE CHANGES
IN RESPONSE TO CUSTOMER DEMAND RELATED TO COVID-19
FORT WORTH, Texas –– American Airlines Group Inc. (NASDAQ: AAL) will implement a phased suspension of additional long-haul international flights from the U.S. starting on March 16. This suspension will last through May 6. This change is due to decreased customer demand in light of U.S. government travel restrictions related to coronavirus (COVID-19). The airline will:

•	Reduce international capacity by 75% year over year - from March 16 to May 6

•	Continue to operate one flight daily from Dallas-Fort Worth (DFW) to London (LHR), one flight daily from Miami (MIA) to LHR and three flights per week from DFW to Tokyo (NRT)

•	Continue short-haul international flying, which includes flights to Canada, Mexico, Caribbean, Central America and certain markets in the northern part of South America, as scheduled

In addition to the international changes, the airline anticipates its domestic capacity in April will be reduced by 20% compared to last year and May’s domestic capacity will be reduced by 30% on a year over year basis.

International Route Changes
By region, the new schedule changes include the following:

Asia, effective March 16

•	American will suspend all remaining flights to Asia, except for three flights per week from DFW to NRT

Australia, effective March 16

•	Suspending service from LAX to Sydney (SYD) effective March 16

Europe, phased suspension

•	American will continue to operate one flight daily from DFW to LHR and MIA to LHR

•	Suspending flights from New York (JFK), Boston (BOS), Chicago (ORD), and LAX to LHR gradually over the next seven days to reaccommodate passengers and crew

•
LHR, Dublin (DUB) and Manchester (MAN) flights from Charlotte (CLT), Philadelphia (PHL) and Phoenix (PHX) will be suspended faster, as these airports are not approved gateways by the U.S. Department of Homeland Security. Final eastbound flights from CLT, PHL and PHX will be on March 15; final westbound flights returning from LHR, DUB and MAN will depart March 16

•
Continued suspensions in other parts of Europe, as previously announced, including the delayed start of some seasonal routes as well as flights to and from Amsterdam (AMS), Barcelona (BCN), Frankfurt (FRA), Madrid (MAD) and Munich (MUC) Paris (CDG) and Zurich (ZRH) through early May, or later, based on guidance from the U.S. government and customer demand

South America, effective March 16

•	Suspending service from JFK and MIA to Rio de Janeiro (GIG) and Georgetown, Guyana (GEO)

•	Suspending service from DFW, JFK, LAX and MIA to São Paulo (GRU)

•	Suspending service from DFW and MIA to:

◦	Chile: Santiago (SCL)

◦	Colombia: Bogota (BOG)

◦	Ecuador: Guayaquil (GYE) and Quito (UIO)

◦	Peru: Lima (LIM)

•	Suspending service from MIA to:

◦	Brazil: Brasilia (BSB) and Manaus (MAO)

◦	Colombia: Barranquilla (BAQ), Cartagena (CTG), Cali (CLO), Medellin (MDE) and Pereira (PEI)

These capacity reductions assume no slot waivers are in place other than those previously granted. At airports where demand exceeds airfield and/or terminal capacity, access is governed by slots that grant airlines permission to take off and land at specific times. Given the decrease in demand related to COVID-19, American has requested temporary relief from this usage requirement - otherwise known as requesting a slot waiver - to better align capacity with demand without the risk of losing valuable takeoff and landing slots for the future. American will continue to review its network and make adjustments as needed if waivers are granted.

Taking care of customers
American will continue to take care of customers as this situation develops. The airline has announced its offer to waive change fees for customers who purchased tickets prior to March 11 for travel to Europe, including the United Kingdom, through May 31. Additionally, American’s Reservations team will contact customers whose flights have been canceled directly by email or telephone. Customers who booked through a travel agent will be contacted by their agency directly. If a flight is canceled and a customer chooses not to be rebooked, they may request a full refund by visiting aa.com/refunds.

Updated Asia schedules:

Origin	Destination	Schedule change
DFW	Tokyo-Haneda (HND)	Delayed inaugural flight; moved to May
DFW	Hong Kong (HKG)	Suspended March 16 through July 1
LAX	Tokyo-Haneda (HND)	Suspended March 16 through May 6
LAX	Tokyo-Narita (NRT)	Suspended March 16 through May 6

Updated Australia schedules:
American previously announced its LAX-AKL seasonal service would be suspended from March 16; however, this has been further reviewed based on customer demand, and flights will operate through the remainder of the scheduled season which ends on March 28.

Origin	Destination	Schedule change
LAX	Sydney (SYD)	Final westbound flight will return to LAX on March 18; service suspended through May 6

Updated Europe schedules:

Origin	Destination	Schedule change
BOS	London (LHR)	Delayed inaugural flight; moved to May
CLT	London (LHR)	Final eastbound flight on March 15; final westbound flight on March 16
JFK	London (LHR)	Phased suspension gradually implemented between March 16 and March 23; suspended through May 6
LAX	London (LHR)	Phased suspension gradually implemented between March 16 and March 23; suspended through May 6
PHL	London (LHR)	Final eastbound flight on March 15; final westbound flight on March 16
PHX	London (LHR)	Final eastbound flight on March 15; final westbound flight on March 16
ORD	London (LHR)	Phased suspension gradually implemented between March 16 and March 23; suspended through May 6

Updated Latin America and Caribbean schedules:

Origin	Destination	Schedule change
CLT	Aruba (AUA)	Will fly all legs as scheduled through end of day on March 16; suspended through May 6
CLT	Saint Maarten	Will fly all legs as scheduled through end of day on March 16; suspended through May 6
DFW	Aruba (AUA)	Suspended through May 6
DFW	Bogota (BOG)	Will fly all legs as scheduled through end of day on March 16; suspended through May 6
DFW	São Paulo (GRU)	Will fly all legs as scheduled through end of day on March 16; suspended through June 3
DFW	Guatemala City (GUA)	Will fly all legs as scheduled through end of day on March 16; suspended through May 6
DFW	Guayaquil (GYE)	Will fly all legs as scheduled through end of day on March 16; suspended through May 6
DFW	Salvador (SAL)	Will fly all legs as scheduled through end of day on March 16; suspended through May 6
DFW	Santiago (SCL)	Will fly all legs as scheduled through end of day on March 16; suspended through June 3
DFW	Quito (UIO)	Will fly all legs as scheduled through end of day on March 16; suspended through May 6
DFW	Lima (LIM)	Will fly all legs as scheduled through end of day on March 16; suspended through May 6
JFK	Georgetown (GEO)	Will fly all legs as scheduled through end of day on March 16; suspended through May 6
JFK	Rio de Janeiro (GIG)	Will fly all legs as scheduled through end of day on March 16; suspended through May 6
JFK	São Paulo (GRU)	Will fly all legs as scheduled through end of day on March 16; suspended through May 6
LAX	São Paulo (GRU)	Will fly all legs as scheduled through end of day on March 16; suspended through May 6
LGA	Aruba (AUA)	Suspended through May 6
MIA	Aruba (AUA)	Will fly all legs as scheduled through end of day on March 16; suspended through May 6
MIA	Barranquilla (BAQ)	Will fly all legs as scheduled through end of day on March 16; suspended through May 6
MIA	Bogota (BOG)	Will fly all legs as scheduled through end of day on March 16; suspended through May 6
MIA	Brasilia (BSB)	Will fly all legs as scheduled through end of day on March 16; suspended through May 6
MIA	Cali (CLO)	Will fly all legs as scheduled through end of day on March 16; suspended through May 6
MIA	Cartagena (CTG)	Will fly all legs as scheduled through end of day on March 16; suspended through May 6
MIA	Georgetown (GEO)	Will fly all legs as scheduled through end of day on March 16; suspended through May 6
MIA	Guatemala City (GUA)	Will fly all legs as scheduled through end of day on March 16; suspended through May 6
MIA	Guayaquil (GYE)	Will fly all legs as scheduled through end of day on March 16; suspended through May 6

About American Airlines Group
American Airlines offers customers 6,800 daily flights to more than 365 destinations in 61 countries from its hubs in Charlotte, Chicago, Dallas-Fort Worth, Los Angeles, Miami, New York, Philadelphia, Phoenix and Washington, D.C. With a shared purpose of caring for people on life's journey, American's 130,000 global team members serve more than 200 million customers annually. Since 2013, American has invested more than $28 billion in its product and people and now flies the youngest fleet among U.S. network carriers, equipped with industry-leading high-speed Wi-Fi, lie-flat seats, and more inflight entertainment and access to power. American also has enhanced food and beverage options in the air and on the ground in its world-class Admirals Club and Flagship lounges. American was recently named a Five Star Global Airline by the Airline Passenger Experience Association and Airline of the Year by Air Transport World. American is a founding member of oneworld®, whose members serve 1,100 destinations in 180 countries and territories. Shares of American Airlines Group Inc. trade on Nasdaq under the ticker symbol AAL and the company's stock is included in the S&P 500. Learn more about what's happening at American by visiting news.aa.com and connect with American on Twitter @AmericanAir and at Facebook.com/AmericanAirlines.

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